===============================================================================

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-A


             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



                       HOMESTEAD VILLAGE INCORPORATED
           (Exact name of registrant as specified in its charter)


             Maryland                                74-2770966
      (State of Organization)                        ----------
                                        (I.R.S. Employer Identification No.)

       2100 RiverEdge Parkway
          Atlanta, Georgia                             30328
(Address of principal executive offices)             (Zip Code)


If this Form relates to the registration      If this Form relates to the
of a class of debt securities and is          registration of a class of debt
effective upon filing pursuant to General     securities and is to become
Instruction A(c)(1) please check the          effective simultaneously with the
following box. [ ]                            effectiveness of a concurrent
                                              registration statement under the
                                              Securities Act of 1933 pursuant
                                              to General Instruction A(c)(2)
                                              please check the following
                                              box.[ ]


     Securities to be registered pursuant to Section 12(b) of the Act:

        Titles of each class                   Name of Exchange on which
        to be so registered                    each class is to be registered
        --------------------                   ------------------------------

  Common Stock, $.01 par value per share           New York Stock Exchange
      Preferred Share Purchase Rights              New York Stock Exchange



       Securities to be registered pursuant to Section 12(g) of the Act:

                                    None
                              (Title of Class)

===============================================================================

Item 1.  Description of Registrant's Securities to be Registered.
         --------------------------------------------------------

         A complete description of the shares of Common Stock, $.01 par value per share (the "Shares"), and the preferred share purchase rights (the "Rights"), which Shares and Rights are to be registered hereunder, is contained under the caption "DESCRIPTION OF COMMON STOCK" in the Homestead Prospectus forming a part of Amendment No. 1 to the Form S-3 Registration Statement, as amended (File No. 333-37803), of Homestead Village Incorporated ("Homestead"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). Such description is hereby incorporated by reference and any description included in a form of prospectus subsequently filed by Homestead pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated herein by reference.

Item 2   Exhibits.
         ---------

         The following exhibits are incorporated herein by reference.

4.1 Restated Homestead Charter (Incorporated by reference to Exhibit 3.1 to Homestead's Form S-4 Registration Statement (File No. 333-4455, the "Homestead S-4")).

4.2 Amended and Restated Bylaws of Homestead (Incorporated by reference to Exhibit 3.2 to the Homestead S-4).

4.3 Rights Agreement, dated as of May 16, 1996, among Homestead and the First National Bank of Boston, as rights agent (Incorporated by reference to Exhibit 4.2 to the Homestead S-4).

                                 SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  HOMESTEAD VILLAGE INCORPORATED



                                  By:  /s/ Jeffrey A. Klopf
                                      ----------------------------------
                                      Jeffrey A. Klopf
                                      Secretary



Date:    March 18, 1998